UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2007

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

404-853-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2007, Acuity Brands, Inc. (“Acuity Brands” or the “Company”) completed the spin-off of Zep Inc. (“Zep”). The Company distributed all of the shares of Zep common stock, par value $.01 per share, to the Company’s stockholders of record as of October 17, 2007. The Company’s stockholders received one share, together with an associated preferred stock purchase right, for every two shares of the Company’s common stock. Stockholders will receive cash in lieu of fractional shares for amounts less than one full Zep share. The Company has received a ruling from the Internal Revenue Service and an opinion of counsel that, based on certain facts, assumptions, representations, and undertakings, the distribution will be tax-free to Acuity Brands and its stockholders for U.S. federal income tax purposes, except with respect to cash received in lieu of fractional share interests, which generally will be taxable. Zep’s common stock is listed on the New York Stock Exchange under the ticker symbol “ZEP.”

On the date of the spin-off, October 31, 2007 (the “Distribution Date”), the Company entered into an Agreement and Plan of Distribution (the “Distribution Agreement”) with Zep which provides the principal corporate transactions required to effect the spin-off and certain other agreements relating to the continuing relationship with Zep after the spin-off. Pursuant to the Distribution Agreement:

•	Zep issued to Acuity Brands a number of shares of Zep common stock equal to one-half of the total number of shares of Acuity Brands common stock outstanding on the Distribution Date;

•	Zep drew on its financing arrangements and paid a dividend to Acuity Brands of $62.5 million;

•

Zep is entitled to the positive net cash flow or responsible for the cash flow deficit generated by Zep’s business during the period from September 1, 2007 until the Distribution Date less any cash held by Zep on the Distribution Date;

•	Acuity Brands transferred and Zep accepted certain assets and liabilities relating to Zep’s business;

•	Zep assumed all liabilities arising out of Zep’s business and agreed to indemnify Acuity Brands against those liabilities;

•	Acuity Brands retained all liabilities arising out of Acuity Brands’ business and agreed to indemnify Zep against those liabilities; and

•	Acuity Brands is prevented from soliciting the employees of Zep and competing with Zep for specified periods of time.

A copy of the Distribution Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Additionally, in connection with the Distribution, the Company entered into a Tax Disaffiliation Agreement (the “Tax Disaffiliation Agreement”) with Zep which provides each party rights and obligations with respect to deficiencies and refunds, if any, of federal, state, local, or foreign taxes for periods before and after the spin-off. The Tax Disaffiliation Agreement, provides that, subject to the terms and conditions in the agreement:

•	Zep will be responsible for all taxes, other than income taxes, that are attributable to the specialty products business;

•	Acuity Brands will be responsible for all non-income taxes that are attributable to the lighting business;

•	Each party will be responsible for its own income taxes for taxable periods (or portions of taxable periods) that begin after the Distribution Date;

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Acuity Brands will generally be responsible for all income taxes for taxable periods (or portions of taxable periods) that end on or before the Distribution Date, including taxes attributable to the specialty products business, subject to certain exceptions;

•	Zep has made certain covenants to Acuity Brands that are intended to prohibit Zep from taking certain actions that could cause the spin-off to become taxable.

A copy of the Tax Disaffiliation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition of Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.01.

The unaudited pro forma financial information of Acuity Brands required under Item 9.01 of this report is filed as exhibit 99.2 to this current report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of October 31, 2007, Mr. Earnest W. Deavenport, Jr. resigned from the Acuity Brands Board of Directors to become a member of the Zep Board of Directors.

In addition, as of October 31, 2007, John K. Morgan resigned his position as Executive Vice President of Acuity Brands. Mr. Morgan will serve as Chairman, President, and Chief Executive Officer of Zep.

Item 8.01	Other Events.

On November 1, 2007, Acuity Brands issued a press release announcing the completion of the spin-off of Zep and that each Acuity Brands stockholder of record as of October 17, 2007 received one share of Zep common stock together with an associated preferred stock purchase right, for every two shares of Acuity Brands stock held on that date. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Due to the October 31, 2007 spin-off of Zep Inc. (“Zep”), the financial statements of Acuity Brands, Inc. (“Acuity Brands” or “the Company”) issued subsequent to that date will report, for all periods presented within those statements, the historical operating results of the Acuity Specialty Products, Inc. segment as discontinued operations. The following Acuity Brands, Inc. Unaudited Pro Forma Consolidated Financial Statements reflecting the spin-off are based on and should be read in conjunction with the Company’s historical Consolidated Financial Statements and related notes appearing in the Company’s Annual Report on Form 10-K for the year ended August 31, 2007 filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2007 (File No. 001-16583).

The Unaudited Pro Forma Consolidated Statements of Operations for the years ended August 31, 2007, 2006, and 2005 are prepared as though the spin-off occurred as of the beginning of each period presented. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of August 31, 2007, is prepared as if the spin-off occurred as of August 31, 2007. Pro forma adjustments are described in the Notes to Unaudited Pro Forma Consolidated Financial Statements.

The following Unaudited Pro Forma Consolidated Financial Statements are presented for illustrative and informational purposes only and are not intended to represent or be indicative of the financial condition or results of operations which would actually have been recorded if the spin-off had occurred at the beginning of each period presented. In addition, the Unaudited Pro Forma Consolidated Financial Statements are not intended to represent the Company’s financial position or results of operations for any future date or period.

Comparison to Zep Inc. Form 10 – The discontinued operations as presented in this Form 8-K and in Acuity Brands’ historical financial statements differ from the Combined Financial Statements of Zep included in the information statement included as exhibit 99.1 to Zep’s Registration Statement on Form 10 filed with the SEC on October 10, 2007 as follows:

•

Corporate Expenses – The allocation of corporate expenses reflected within the information statement were made in accordance with Staff Accounting Bulletin No. 55: Allocation of Expenses and Related Disclosures in Subsidiaries’ Financial Statements, (“SAB 55”). Accordingly, the Combined Financial Statements presented within Zep’s information statement are reflective of allocations pertaining to the centralized corporate functions that were historically managed by the corporate office of Acuity Brands, Inc. on behalf of its subsidiaries. The assets, liabilities, and expenses related to the support of these centralized corporate functions were allocated to Zep on a specific identification basis to the extent possible in Zep’s information statement. In other cases, allocations related to these services were primarily based upon an estimate of the proportion of corporate amounts applicable to Zep given Zep’s contribution to both consolidated revenues and employee base.

Allocation of corporate expenses to discontinued operations must be made in accordance with Statement of Financial Accounting Standards No. 144: Accounting for the Impairment or Disposal of Long-Lived Assets and EITF 87-24 Allocation of Interest to Discontinued Operations (“EITF 87-24”) rather than SAB 55. Therefore, the allocation of corporate expenses to Acuity Brands’ discontinued operations was limited to those corporate costs which could be specifically linked to the operations of the specialty products business. As a result of the spin-off and the presentation of the specialty products business apart from Acuity Brands’ continuing operations, the Company’s historical corporate selling, distribution, and administrative expenses, which include all of specialty products share based compensation expense, will be reduced by $5.2 million, $3.9 million, and $3.3 million for the years ended August 31, 2007, 2006, and 2005, respectively.

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Interest Expense – Prior to the spin-off, the liquidity needs of both operating segments of Acuity Brands were primarily met through the parent company’s centralized management of the consolidated entity’s treasury function. The indebtedness of Acuity Brands is not anticipated to be significantly impacted by the spin-off of its specialty products business, and the majority of Acuity Brands’ historical debt and related interest will continue to be reported within Acuity Brands’ continuing operations in periods presented both before and after that transaction’s occurrence. However, the specialty products segment has historically maintained certain debt instruments that were directly attributable to its own business. Accordingly, the allocation of debt and related interest expense to Acuity Brands’ discontinued operations is reflective of those debt instruments entered into by Acuity Specialty Products, Inc. Interest expense included within the operations of the discontinued entity as part of this filing has been recorded pursuant to EITF 87-24 and is limited to amounts related to certain debt instruments that will be transferred to or otherwise assumed by Zep Inc in connection with the spin-off. The allocation of debt and interest expense to the historical Combined Financial Statements presented within Zep’s information statement, which was made in accordance with SAB 55, is representative of the debt that Zep Inc. expects to incur upon its separation from Acuity Brands.

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Non-Recurring Separation Costs – Non-recurring separation costs of $2.1 million were recognized by Acuity Brands during the year ended August 31, 2007, and are eliminated in the Selling, Distribution, and Administrative Expenses line item in Acuity Brands’ Unaudited Pro Forma Consolidated Statements of Operations. Costs associated with the spin-off of the specialty products business will be funded by Acuity Brands, and, therefore these amounts were not included within the Combined Financial Statements presented within Zep’s information statement. Non-recurring separation costs primarily include external legal and accounting fees to effect the spin-off.

The pro forma financial information specified in Article 11 of Regulation S-X is filed as Exhibit 99.2 hereto.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Distribution, dated October 31, 2007, between Acuity Brands and Zep.

10.1	Tax Disaffiliation Agreement, dated October 31, 2007, between Acuity Brands and Zep.

99.1	Press release dated November 1, 2007.

99.2	Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acuity Brands, Inc.

November 6, 2007	By:	/s/ Kenyon W. Murphy
Kenyon W. Murphy
Executive Vice President, Chief Administrative Officer, and General Counsel